UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Honeywell International Inc.
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Supplemental Materials 2016 ANNUAL MEETING OF SHAREOWNERS April 2016

2 Forward Looking Statements This report contains “forward - looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward - looking statements. Forward - looking statements are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward - looking statements. Our forward - looking statements are also subject to risks and uncertainties, which can affect our performance in both the near - and long - term. We identify the principal risks and uncertainties that affect our performance in our Form 10 - K and other filings with the Securities and Exchange Commission. Definition Of Core Organic Growth Throughout this presentation, core organic sales growth refers to reported sales growth less the impacts from foreign currency translation, M&A and raw materials pass - through pricing in the Resins & Chemicals business of PMT. The raw materials pricing impact is excluded in instances where raw materials costs are passed through to customers, which drives fluctuations in selling prices not tied to volume growth.

Honeywell Confidential Delivering On Investor Expectations HON Execution On All Fronts 3 “Organic Sales Growth Underperforming Peers” “People Don’t Believe The Margin Trajectory Is Sustainable” “HON Will Struggle To Improve Conversion Beyond ~90%” “HON Hasn’t Shown Us Much In The Way Of Capital Deployment” What We Did In ‘15 What To Expect • Organic Growth Accelerates, Investments Deliver • Offsetting O&G Headwinds • Higher Margin Offerings • HOS Gold • Path To 100% Conversion By End Of 2017 • Improved W/C, Lower CapEx • Continued Pace Of M&A • Opportunistic Repurchases Continue What We Heard Deployed Over $10B Of Capital FCF Conversion Over 90%, FCF Up 11% YoY Expanded Margins 220 bps Top Of Peer Group (+1%) Despite O&G Headwinds

Plan is Key to Driving Exceptional Operational Performance 4 Honeywell’s Growth Plan – Why it Works $79.1B $82.7B • Focuses All Executives on One Set of Goals at a time x Eliminates confusion seen in plans with overlapping cycles x Goals aligned with externally communicated L - T Targets • Delayed Payout is Highly Retentive x Plan payout extends cycle into 4 th year x Regrettable executive turnover over past 10 - years of only 3.3% x Since 2004, all Executive Officer positions have been filled internally • A Highly Effective Motivational Tool x Executives are reminded quarterly of progress against goals x Impact of improved performance on payout is highly visible & understood • Cash payout provides balance to other L - T Incentives in equity x HON generally pays at market on S - T cash with greater emphasis on L - T incentives x Officers hold stock - options for long periods before being permitted to exercise

Finance FP&A And Decision Making Honeywell Confidential Honeywell's S - T Incentive Plan Approach “Fair” Approach Focused on Year - over - Year Performance Objective • Reward Executives For Sustained Improvements In Financial Performance • Pay Highly Competitive, But Fair ICP Consistent With Performance • No Windfall In Strong Year, Not Over Penalized for Unexpected Headwinds Funding Considerations (Balanced Approach) • Performance Against Pre - Established ICP Goals - Key Financial Metrics – EPS/Net Income, Free Cash Flow, Working Capital Turns • Performance Compared To Prior Year on Broader Measures • Changes In Relevant Industry And Economic Conditions • Achievement Of Qualitative Goals, Consistent With Long - Term Strategy • Performance vs. Peers • Approved Payouts Lower Than Old Calculation Method in 5 Of Last 10 Years 5

Finance FP&A And Decision Making Honeywell Confidential L - T Performance Outpacing ICP Spend And # Of Execs Key Operating Metrics And ICP Spend $1.51 $22.1 $2.4 $1.5 $70 740 $6.10 $38.6 $7.3 $4.4 $81 699 EPS Ex-Pension MTM Total Revenue ($B) Segment Profit ($B) Free Cash Flow ($B) Total ICP Spend ($M) ICP Employees EPS Excludes Pension Mark - to - Market (MTM) Adjustment Free Cash Flow = Cash Flow from Operations less Capital Expenditures Business Performance ICP Plan (Total Company) EPS Up 304% Segment Profit Up 209% ICP Spend Up 16% Free Cash Flow Up 184% # of ICP Eligible's Down 6% Sales Up 75% 2003 2015 2003 2015 2003 2015 2003 2015 2003 2015 2003 2015 6 6

Finance FP&A And Decision Making Honeywell Confidential HON Above Top 3 And Peer Average * COL excluded from Peer average (RD&E capitalization in Inventories) GE excluded from Peer average (GE factors receivables to GECC – Financial Services) Emerson 4Q results NA until Feb, 2 2016 WC Turns Simple Turns = 12 Month Sales / Quarter - end WC Balance WC Excludes Customer Advances 4Q15 Last 8 Quarters 5.6 2 3 4 5 6 7 ITW UTX MMM DHR HON Peer Average* – 4.9 Top 3 Average* – 5.0 Morgan Stanley 12/07/15 EE/MI Weekly v203: “Our proprietary review of global inventories show that inventory ratios have built to the highest level since 2009” Working Capital Turns vs. Peers 7

8 Appendix Reconciliation of non - GAAP Measures to GAAP Measures

APPENDIX

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(1)	Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins

($B)	2003
Segment Profit	$2.4
Stock Based Compensation(1)	—
Repositioning and Other(2, 3)	(0.2)
Pension Ongoing Expense(2)	(0.1)
Pension Mark-to-Market Adjustment(2)	(0.2)
Other Postretirement Expense(2)	(0.2)
Operating Income	$1.7

Segment Profit	$2.4
÷ Sales	$22.1
Segment Profit Margin %	10.6%

Operating Income	$1.7
÷ Sales	$22.1
Operating Income Margin %	7.8%

(1)	Stock Based Compensation included in Segment Profit.
(2)	Included in cost of products and services sold and selling, general and administrative expenses.
(3)	Includes repositioning, asbestos and environmental expenses.

(1)	Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Continued)

($M)	2011	2012	2013	2014	2015
Segment Profit	$5,357	$5,879	$6,351	$6,696	$7,256
Stock Based Compensation(1)	(168)	(170)	(170)	(187)	(175)
Repositioning and Other(1, 2)	(794)	(488)	(699)	(634)	(576)
Pension Ongoing (Expense)/Income(1)	(105)	(36)	90	254	430
Pension Mark-to-Market Adjustment(1)	(1,802)	(957)	(51)	(249)	(67)
Other Postretirement Income/(Expense)(1)	86	(72)	(20)	(49)	(40)
Operating Income	$2,574	$4,156	$5,501	$5,831	$6,828

Segment Profit	$5,357	$5,879	$6,351	$6,696	$7,256
÷ Sales	$36,529	$37,665	$39,055	$40,306	$38,581
Segment Profit Margin %	14.7%	15.6%	16.3%	16.6%	18.8%

Operating Income	$2,574	$4,156	$5,501	$5,831	$6,828
÷ Sales	$36,529	$37,665	$39,055	$40,306	$38,581
Operating Income Margin %	7.0%	11.0%	14.1%	14.5%	17.7%

(1)	Included in cost of products and services sold and selling, general and administrative expenses.
(2)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.
1

(2)	Reconciliation of EPS to EPS, Excluding Pension Mark-to-Market Adjustment

	2003(1)
EPS, Previously Reported	$1.50
Effect of Pension Accounting Change	(0.11)
EPS	$1.39
Pension Mark-to-Market adjustment	0.12
EPS, Excluding Pension Mark-to-Market Adjustment	$1.51

	2009(2)	2010(3)	2011(4)	2012(5)	2013(6)	2014(7)	2015(8)
EPS	$2.05	$2.59	$2.61	$3.69	$4.92	$5.33	$6.04
Pension Mark-to-Market Adjustment	0.64	0.41	1.44	0.79	0.05	0.23	0.06
EPS, Excluding Pension Mark-to-Market Adjustment	$2.69	$3.00	$4.05	$4.48	$4.97	$5.56	$6.10

(1)	Utilizes weighted average shares of 862.1 million. Mark-to-market uses a blended tax rate of 33.5% for 2003
(2)	Utilizes weighted average shares of 755.7 million. Mark-to-market uses a blended tax rate of 34.4% for 2009
(3)	Utilizes weighted average shares of 780.9 million. Mark-to-market uses a blended tax rate of 32.3% for 2010
(4)	Utilizes weighted average shares of 791.6 million. Mark-to-market uses a blended tax rate of 36.9% for 2011
(5)	Utilizes weighted average shares of 791.9 million. Mark-to-market uses a blended tax rate of 35.0% for 2012
(6)	Utilizes weighted average shares of 797.3 million. Mark-to-market uses a blended tax rate of 25.5% for 2013
(7)	Utilizes weighted average shares of 795.2 million. Mark-to-market uses a blended tax rate of 28.1% for 2014
(8)	Utilizes weighted average shares of 789.3 million. Mark-to-market uses a blended tax rate of 36.1% for 2015

(3)	Reconciliation of Cash Provided By Operating Activities to Free Cash Flow and Calculation of Free Cash Flow Conversion

($B)	2003
Cash Provided by Operating Activities	$2.2
Expenditures for Property, Plant and Equipment	(0.7)
Free Cash Flow	$1.5

Net Income Attributable to Honeywell	$1.2
Pension Mark-to-Market Adjustment, net of tax(1)	0.1
Net Income Attributable to Honeywell Excluding Pension Mark-to-Market Adjustment	$1.3

Cash Provided by Operating Activities	$2.2
÷ Net Income Attributable to Honeywell	$1.2
Operating Cash Flow Conversion	183%

Free Cash Flow	$1.5
÷ Net Income Attributable to Honeywell Excluding Pension Mark-to-Market Adjustment	$1.3
Free Cash Flow Conversion	118%

(1)	Mark-to-market uses a blended tax rate of 33.5%, in 2003.
2

(3)	Reconciliation of Cash Provided By Operating Activities to Free Cash Flow and Calculation Of Free Cash Flow Conversion (Continued)

($M)	2014	2015
Cash Provided by Operating Activities	$5,024	$5,454
Expenditures for Property, Plant and Equipment	(1,094)	(1,073)
Free Cash Flow	$3,930	$4,381

Net Income Attributable to Honeywell	$4,239	$4,768
Pension Mark-to-Market Adjustment, net of tax(1)	179	43
Net Income Attributable to Honeywell Excluding Pension Mark-to-Market Adjustment	$4,418	$4,811

Cash Provided by Operating Activities	$5,024	$5,454
÷ Net Income Attributable to Honeywell	$4,239	$4,768
Operating Cash Flow Conversion	119%	114%

Free Cash Flow	$3,930	$4,381
÷ Net Income Attributable to Honeywell Excluding Pension Mark-to-Market Adjustment	$4,418	$4,811
Free Cash Flow Conversion	89%	91%

(1)	Mark-to-market uses a blended tax rate of 28.1% and 36.1%, in 2014 and 2015.

(4)	Reconciliation of Net Income to Net Income, Excluding Pension Mark-to-Market Adjustment

($M)	2010	2011	2012	2013	2014	2015
Net Income Attributable to Honeywell	$2,022	$2,067	$2,926	$3,924	$4,239	$4,768
Pension Mark-to-Market Adjustment, Net of Tax(1)	319	1,137	622	38	179	43
Net Income Attributable to Honeywell Excluding Pension Mark-to-Market Adjustment	$2,341	$3,204	$3,548	$3,962	$4,418	$4,811

(1)	Mark-to-market uses a blended tax rate of 32.3%, 36.9%, 35.0%, 25.5%, 28.1% and 36.1% for 2010, 2011, 2012, 2013, 2014 and 2015.

(5)	Reconciliation of Core Organic Sales

Honeywell	2015
Reported Sales Growth	(4%	)
Foreign Currency Translation, Acquisitions, Divestitures and Other	4%
Raw Materials Pricing in R&C	1%
Core Organic Sales Growth	1%
3